                                                                   EXHIBIT 10.33


                         EQUIPMENT PURCHASE AGREEMENT

     This Equipment Purchase Agreement (the "Agreement") is entered into as of April 8, 1999 (the "Effective Date"), by and between NorthPoint Communications, Inc., a company duly organized and existing under the laws of the State of Delaware ("Customer"), and Copper Mountain Networks, Inc., a company duly organized and existing under the laws of the State of California ("Copper Mountain").

                                    Recital

     Whereas, Copper Mountain desires to sell to Customer, and Customer desires to purchase from Copper Mountain, a Digital Subscriber Line ("DSL") networking system.

     Now, Therefore, Copper Mountain and Customer hereby agree as follows:

                                   Agreement

1.  Definitions

     "Acceptance" means Customer's final and irrevocable acceptance of the Equipment in accordance with the terms of this Agreement.

     "Defective" means the Equipment fails to operate substantially in accordance with the specifications set forth in the documentation provided to Customer under normal use and service.

     "Equipment" means the Network Equipment and Subscriber Equipment being purchased under this Agreement by Customer.

     "Firmware" has the meaning set forth in the Software License Agreement between Copper Mountain and Customer entered into concurrently with the execution of this Agreement.

     "Forecast" has the meaning set forth in Section 2.4.

     "Minimum Volume Commitment" means the minimum volume commitment of Equipment to be purchased by and delivered to Customer each quarter as set forth on Exhibit B.

     "Network Equipment" means the infrastructure DSL networking equipment (i.e., a high-performance, carrier-class platform) and related materials that will be used to implement the System (e.g., CE200s).

     "Product Milestone Specifications" means the product milestone specifications to be incorporated by Copper Mountain into new Equipment as set forth on Exhibit C.

     "Purchase Order" means a written purchase order submitted to Copper Mountain by Customer setting forth the number of units of Network Equipment and Subscriber Equipment to be purchased and the requested shipping date.

                                       1.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     "Purchase Price" means the price of the Equipment to be paid by Customer to Copper Mountain as set forth in Exhibit A, subject to the discount set forth on Exhibit B.

     "Special or Non-Standard Parts" means any component of the Equipment which is not on Copper Mountain's bill of materials.

     "Subscriber Equipment" means the subscriber equipment that will be used to connect subscribers within the System to the Network Equipment to provide high-speed access to the Internet and other data services (e.g., CopperRockets).

     "System" means the Equipment and the System Software.

     "System Software" means the Firmware furnished and licensed to Customer under the Software License Agreement between Copper Mountain and Customer to be executed concurrently with this Agreement.

     "Term" has the meaning set forth in Section 12.1.

     "Warranty Period" means twelve (12) months after shipment of the Equipment to Customer.

2.  Purchase of Equipment

2.1 Purchase of Equipment. In accordance with and subject to the terms and conditions of this Agreement, Customer hereby orders and agrees to purchase from Copper Mountain, and Copper Mountain hereby accepts and agrees to sell to Customer, the Equipment. The System Software shall be licensed, not sold, to Customer under the terms of the Software License Agreement.

2.2 Minimum Volume Commitment. Customer acknowledges and agrees that, pursuant to the terms hereof, Copper Mountain has provided to Customer favorable pricing for the Equipment in return for and in reliance upon Customer's promise to purchase and take delivery of the Minimum Volume Commitment.

2.3 Product Milestone Specifications. Customer acknowledges and agrees that, pursuant to the terms hereof, Copper Mountain has provided to Customer a commitment with respect to the commercial availability of new Equipment which meets the Product Milestone Specifications in return for and in reliance upon Customer's promise to purchase and take delivery of the Minimum Volume Commitment.

2.4 Forecasts. On or before the 15th day of each month during the Term, Customer shall submit a written purchase forecast to Copper Mountain (the "Forecast"), which shall set forth the estimated number of units of Equipment to be purchased during the twelve (12) month period beginning with the month for which such Forecast is being delivered. Customer shall use commercially reasonable efforts to purchase the Equipment specified in the Forecast for each applicable month.

                                       2.

3.  Purchase Price and Payment

3.1 Purchase Price. Customer shall pay to Copper Mountain the Purchase Price for the Equipment as set forth on Exhibit A, less a discount as set forth on Exhibit B. Both parties acknowledge that the Purchase Price shall not include any maintenance or support above and beyond the warranty set forth in Section 7.

3.2 Payment Schedule. Customer shall pay all undisputed invoices issued under this Agreement within thirty (30) days from the date of invoice. Shipments, deliveries and performance of work will at all times be subject to the approval of Copper Mountain. Copper Mountain may at any time decline to make any shipments or deliveries or perform any work except upon receipt of payment or upon terms and conditions or security satisfactory to Copper Mountain. In no event shall Copper Mountain decline to make any shipments or deliveries or perform any work, unless Copper Mountain has notified Customer in writing of any overdue amounts and Customer has not paid all overdue amounts to Copper Mountain within ten (10) days from the date of such notice.

3.3 Taxes. Customer shall pay any and all taxes (other than taxes based upon Copper Mountain's net income), duties, assessments and other charges and expenses of any nature whatsoever imposed by any government authority in connection with the delivery of the Equipment to Customer or the payment of the Purchase Price.

3.4 Late Charges; Offsets. Copper Mountain reserves the right to charge Customer a late payment fee on any past due amounts at the rate of one percent (1%) per month or the maximum amount permitted by law, whichever is less.

4.  Orders and Delivery

4.1 Procedure. Customer shall purchase Equipment from Copper Mountain by submitting a Purchase Order to Copper Mountain.

4.2 Acceptance of Purchase Orders. All Purchase Orders submitted by Customer to Copper Mountain shall be subject to acceptance by Copper Mountain at its offices in San Diego, California. Copper Mountain shall, within three (3) business days of receipt of each Purchase Order, confirm such Purchase Order with Customer by facsimile or electronic mail. Purchase Orders shall not be binding on Copper Mountain until such written confirmation.

4.3 Controlling Terms. All Equipment purchased by Customer from Copper Mountain during the Term shall be subject to the terms and conditions of this Agreement. Any terms or conditions appearing on the face or reverse side of any Purchase Order, acknowledgment, or confirmation that are different from or in addition to those required hereunder shall not be binding on the parties, even if signed and returned, unless both parties hereto agree in a separate writing to be bound by such different or additional terms and conditions.

                                       3.

4.4 Cancellation or Postponement by Copper Mountain. Copper Mountain may cancel or postpone any Purchase Order placed with, and accepted by, Copper Mountain if Customer fails to make any payment when due as provided in Section
3.2 or is in default as set forth in Section 12.2.

4.5 Cancellation by Customer. Customer shall be allowed to cancel any Purchase Order placed with, and accepted by, Copper Mountain if the cancellation is received at least thirty (30) days prior to the requested delivery date; provided, however, that in the event of such cancellation Customer shall be liable to Copper Mountain for payment of Copper Mountain's costs for any Special or Non-Standard Parts purchased or which Copper Mountain is obligated to purchase, such payment to be made to Copper Mountain within thirty (30) days after the date of such cancellation.

4.6 Postponement by Customer. Customer shall be allowed to postpone any Purchase Order placed with, and accepted by, Copper Mountain if the postponement is received at least fifteen (15) days prior to the requested delivery date; provided, however, that in no event shall any such postponement delay shipment of the Equipment for more than forty-five (45) days from the delivery date in the original Purchase Order. Additionally, in the event of such postponement, Customer shall be liable to Copper Mountain for payment of Copper Mountain's costs for any Special or Non-Standard Parts purchased or which Copper Mountain is obligated to purchase, such payment to be made to Copper Mountain within thirty (30) days after the date of such postponement.

4.7 Equipment Availability. Copper Mountain will use reasonable efforts to fill all Purchase Orders within forty-five (45) days of the date such Purchase Orders are accepted by Copper Mountain, subject to Equipment availability from Copper Mountain and its manufacturing sub-contractors and Copper Mountain's production and supply schedules. Should Purchase Orders for Equipment exceed Customer's current Forecast, Copper Mountain will allocate its available inventory and make deliveries on a basis Copper Mountain deems equitable, in its sole discretion, and without liability to Customer on account of the method of allocation chosen or its implementation. However, Copper Mountain shall not be liable to Customer or any third party for any damages due to Copper Mountain's failure to fill any Purchase Order or for any delay in delivery or error in filling any Purchase Order for any reason whatsoever, except to the extent such damages result from the gross negligence or willful misconduct of Copper Mountain.

4.8 Delivery. All Equipment delivered pursuant to the terms of this Agreement shall be suitably packaged, marked for shipment and delivered by common carrier of Copper Mountain's choice, FOB Copper Mountain's plant in San Diego, California, or any other plant or warehouse designated by Copper Mountain.

4.9 Title; Risk of Loss; Shipping Costs. Title to (exclusive of the rights retained under the Agreement in the Firmware, patents, copyrights, trade secrets and intellectual property) and all risk of loss or damage for any Equipment purchased hereunder shall pass to Customer upon delivery of such Equipment by Copper Mountain to a common carrier for shipment to

                                       4.

Customer. All freight, handling, insurance, duties, taxes and shipping expense shall be borne by Customer.

5.  Acceptance

     The Equipment shipped to Customer under any Purchase Order shall be deemed accepted by Customer unless a written notice of defect is received by Copper Mountain within fifteen (15) days following receipt of the Equipment by Customer. Under no circumstances shall acceptance or lack thereof affect the warranties set forth in Section 7.

6.  Documentation

     On or before delivery of the Equipment to which such documentation applies, Copper Mountain shall provide to Customer, at no additional charge, the documentation for such Equipment. Customer shall use and reproduce such documentation solely for the purpose of operating and maintaining the System.

7.  Warranties

7.1 Network Equipment Limited Warranty. During the applicable Warranty Period for Network Equipment, Copper Mountain warrants to Customer that the Network Equipment shall be free from material defects in workmanship and materials under normal use and service and shall operate substantially in accordance with the specifications set forth in the documentation provided to Customer. This warranty does not apply to any item of Network Equipment that (a) has been altered, modified, or improperly repaired; (b) has been the subject of misuse, negligence, accident, or improper storage or installation; or (c) has been used or maintained in any manner other than in accordance with documentation provided by Copper Mountain.

7.2 Warranty Claims for Network Equipment. Before submitting any warranty claim to Copper Mountain, Customer shall perform first echelon diagnosis (including identification and isolation of Network Equipment problems to the board level and removal and replacement of hardware, firmware and software). Copper Mountain shall provide Customer with reasonably requested aid in performing such diagnosis. At Copper Mountain's request, Customer shall return allegedly Defective Network Equipment to Copper Mountain at Customer's expense; if such Network Equipment is determined by Copper Mountain to be Defective, Copper Mountain shall reimburse Customer within thirty (30) days following receipt of such Network Equipment for the expenses of shipping such Network Equipment to Copper Mountain. If Copper Mountain does not request Customer to return Defective Network Equipment to Copper Mountain, Copper Mountain shall repair or replace such Network Equipment, in accordance with Section 7.3.

7.3 Exclusive Remedies for Network Equipment. If, during the applicable Warranty Period, Customer reports in writing a claim that any Network Equipment is Defective in breach of the warranty in Section 7.1, Copper Mountain shall, as Customer's sole and exclusive remedy for breach of this limited warranty and at Copper Mountain's option, either

                                       5.

(a) repair or replace the Defective Network Equipment, or (b) if Copper Mountain determines that it cannot repair or replace such Network Equipment within sixty
(60) days following receipt of Customer's warranty claim, Copper Mountain shall refund to Customer that portion of the Purchase Price attributable to such Network Equipment. Copper Mountain shall bear all travel, lodging and related out-of-pocket expenses for required on-site repair and replacement of Defective Network Equipment covered by the warranty in Section 7.1. Any Network Equipment which is repaired by Copper Mountain pursuant to this Section 7.3 shall be warranted for the remainder of the applicable Warranty Period as provided in
Section 7.1; provided, however, that any System subcomponents replaced by Copper Mountain hereunder shall be warranted for twelve (12) months after shipment of such System subcomponents to Customer.

7.4 Limited Warranty for Subscriber Equipment. The sole and exclusive warranty for Subscriber Equipment is set forth in Exhibit D.

7.5  Disclaimer of Warranties.

     (a) EXCEPT AS EXPRESSLY SET FORTH IN SECTION 7.1 AND EXHIBIT D, COPPER MOUNTAIN MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO ANY EQUIPMENT PROVIDED BY COPPER MOUNTAIN UNDER THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     (b) Customer acknowledges that it has not relied on any representations or warranties regarding the Equipment other than those in Section 7.1 and Exhibit D.

7.6 End-User Warranties. Customer shall indemnify, defend and hold harmless Copper Mountain for and against any end user warranty claim offered by Customer that is outside the warranties of this Agreement, including, but not limited to, valid consumer warranty claims arising outside the applicable Warranty Period.

8.  Infringement Claims

8.1 Indemnification. Subject to Sections 8.3 and 9, Copper Mountain shall defend and indemnify at its own expense and shall hold Customer harmless from any claim that Customer's authorized and proper use of any Equipment infringes a U.S. patent or copyright of any third party, and shall pay any damages finally awarded in an action against Customer that are specifically attributable to such a claim and any amounts agreed to in settlement of such a claim, provided that Customer (a) promptly notifies Copper Mountain in writing of the claim, (b) gives Copper Mountain the sole authority to control the defense and settlement of the claim, and (c) cooperates and, at Copper Mountain's request and expense, assists in the defense of the claim.

8.2 Mitigation. If any infringement claim covered by Section 8.1 arises or in Copper Mountain's opinion is likely to occur, Copper Mountain may, at its option, (a) procure for Customer the right to use the infringing Equipment, (b) replace the infringing Equipment with non-infringing substitute equipment of equal grade and quality, or (c) refund to Customer the Purchase Price paid for the infringing Equipment. If Customer continues to use Equipment after

                                       6.

receiving notice of a claim or a ruling that Customer's use of such Equipment infringes a third party's rights, Customer shall be responsible for any liability resulting from such continued use of the Equipment.

8.3 Exclusions. Copper Mountain shall have no liability to Customer for any claim described in Section 8.1 if the claim is based on or arises from Customer's (a) improper or unauthorized use or modification of the Equipment, or
(b) combination or use of the Equipment with equipment, software, data or other items not furnished by Copper Mountain (or authorized by Copper Mountain in writing for such combination or use), if the claim would not have arisen but for the combination. Customer shall indemnify and hold Copper Mountain harmless for and against any and all liability, damages, losses, costs and expenses (including attorney's fees) arising from any claim described in this Section 8.3.

8.4 Entire Liability. Section 8 sets forth Customer's exclusive remedy and Copper Mountain's entire liability of any infringement claim relating to the Equipment.

9.  Limitation of Liability

9.1 IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL OR INDIRECT DAMAGES OF ANY KIND, INCLUDING, BUT NOT LIMITED TO, ANY LOST PROFITS, LOST SAVINGS, OR LOST DATA, ARISING FROM OR RELATING TO THIS AGREEMENT, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE TOTAL CUMULATIVE LIABILITY OF EITHER PARTY TO THE OTHER PARTY FOR ANY CLAIMS OR CAUSES OF ACTION ARISING FROM OR RELATING TO THIS AGREEMENT, COPPER MOUNTAIN'S DELIVERY OF THE EQUIPMENT OR CUSTOMER'S USE OF THE EQUIPMENT (WHETHER IN CONTRACT, IN TORT OR OTHERWISE) SHALL NOT EXCEED THE AGGREGATE AMOUNT PAID TO COPPER MOUNTAIN UNDER THIS AGREEMENT.

9.2 Customer understands that Copper Mountain's pricing is predicated on the limitations of Copper Mountain's liability set forth in Section 9.1 and acknowledges that Copper Mountain would not enter into this Agreement without such limitations.

10.  Confidentiality

     The obligations of the parties with respect to "Confidential Information" exchanged pursuant to this Agreement are as described in the Mutual Non-Disclosure Agreement dated August 29, 1997 between the parties attached hereto as Exhibit E.

11.  Intellectual Property Rights

     Except for the right to use the System contemplated by this Agreement, the delivery of the Equipment to Customer (a) does not convey to Customer or any third party any intellectual property rights in the Equipment or System Software, including, but not limited to, any patent,

                                       7.

trademark, trade secret or copyright, and (b) does not grant to Customer or any third party any license under any patents or patent applications of Copper Mountain. Customer shall not, and shall not permit any third party to, disassemble or analyze the physical construction of any Equipment (or any component thereof) for any purpose. Customer agrees not to remove or destroy any copyright, logo, trademark, trade name, proprietary markings or confidentiality legends placed upon or contained within the Equipment or System Software, its containers or any related materials or documentation. Customer agrees to comply with all legends that appear on or in the Equipment and/or System Software or related materials or documentation.

12.  Term and Termination

12.1 Term. This Agreement shall commence on the Effective Date and shall expire on March 31, 2000, unless terminated earlier as provided herein (the "Term").

12.2 Termination for Default. Either party may terminate this Agreement if the other party fails to perform any material obligation under this Agreement and such failure is not cured within forty-five (45) days following written notice of such failure to the defaulting party.

12.3 Termination by Customer. Customer may terminate this Agreement upon written notice to Copper Mountain in the event Copper Mountain fails to meet the Product Milestone Specifications; provided, however, that any such notice of termination shall include a detailed review, analysis and documentation of Copper Mountain's failure to deliver the applicable features or product functionality set forth on Exhibit C.

12.4 Effects of Termination. Upon termination of this Agreement for any reason:

(a) for all Equipment for which Acceptance occurred before termination, the full unpaid balance of the Purchase Price for such Equipment shall become immediately due and payable so long as the termination did not result from a default by Copper Mountain;

(b) for all Equipment delivered to Customer before termination for which Acceptance has not yet occurred, Customer may either (i) return such Equipment (and related documentation) to Copper Mountain in its original condition and at the expense of the defaulting party (in which case Customer shall not be required to pay the unpaid balance of the Purchase Price for such Equipment), or (ii) keep such Equipment and pay the unpaid balance of the Purchase Price for such Equipment; and

(c) Copper Mountain shall have no further obligation to deliver any Equipment to Customer.

12.5 Survival. The rights and obligations of the parties under Sections 7.1 through 7.4 (solely for the duration of the applicable Warranty Periods), 7.5, 7.6, 8, 9, 10, 11, 12.4, 12.5 and 16 shall survive termination of this Agreement for any reason. Unless Copper Mountain terminates this Agreement pursuant to
Section 12.2, Section 13 shall also survive termination of this Agreement for the time period specified therein.

                                       8.

13.  Spare Parts

13.1 Availability. Customer may purchase spare parts for the Equipment from time to time on Copper Mountain's then-current standard terms and conditions of sale and at Copper Mountain's then-current prices, subject to any discount the parties may agree upon. Copper Mountain shall use its best efforts to make available spare parts (or compatible substitutes for such spare parts) for the Network Equipment (but not for third party components or equipment) for a period of five years after the Effective Date. If Copper Mountain discontinues manufacturing the Network Equipment before the end of this five year period or discontinues manufacturing Subscriber Equipment at any time, Copper Mountain shall notify Customer at least six months in advance to permit Customer to procure a sufficient stock of spare parts.

13.2 Supply for Repairs. Customer shall be responsible for purchasing and maintaining an adequate supply of spare parts to complete both warranty and non-warranty repairs. If Customer fails to maintain an adequate supply of spare parts, the time allowed for Copper Mountain to complete warranty repairs shall be extended by the amount of time needed for Copper Mountain to assemble and ship the necessary spare parts to the location where the Network Equipment is installed and operated.

14.  Product Additions

     As Copper Mountain develops and offers for sale and licenses to its customers additional or next generation Network Equipment products and Subscriber Equipment products during the Term, Copper Mountain shall offer such Network Equipment for sale and license to Customer under this Agreement. In such case, the parties shall negotiate in good faith the pricing and other appropriate terms and conditions relating specifically to such products in a manner consistent with each party's obligations under this Agreement.

15.  Authority

     Each party represents and warrants to the other party that (a) such party is duly organized, validly existing, and in good standing under the laws of the place of its establishment or incorporation; (b) such party has taken all action necessary to authorize it to enter into this Agreement and perform its obligations under this Agreement; (c) this Agreement shall constitute the legal, valid and binding obligations of such party; and (d) neither the execution of this Agreement, nor the performance of such party's obligations hereunder, shall conflict with, result in a breach of, or constitute a default under any provision of the Articles of Incorporation, business license, Bylaws or similar organizational documents of such party, or of any law, rule, regulation, authorization or approval of any government entity, or of any agreement to which it is a party or by which it is bound.

16.  General Provisions

16.1 Force Majeure. Neither party shall be liable to the other party, under this Agreement or otherwise, for any delay or lack of performance (other than non-payment) resulting from an event of Force Majeure (as defined below). If a Force Majeure event occurs, the party

                                       9.

prevented from performing its obligations under this Agreement shall inform the other party as soon as possible and the time period for performance shall be extended by a period equivalent to the delay caused by the Force Majeure event plus any additional period reasonably necessary to allow the prevented party to resume performance of its obligations. The prevented party shall inform the other party as soon as possible after the Force Majeure event ends. If the Force Majeure event lasts for more than 120 consecutive days after the initial notice of such event, the parties shall attempt in good faith to solve the problem of further performance of this Agreement through friendly consultation. If the parties cannot solve the problem of further performance within an additional 60 days, either party may terminate this Agreement without penalty. As used above, an event of "Force Majeure" means any act of God, war, fire, typhoon, flood, earthquake, natural disasters, governmental action, labor disruptions, materials shortages, or any other event beyond the reasonable control of the prevented party.

16.2 Assignment. Neither party may assign this Agreement or any right under this Agreement, nor delegate any obligation under this Agreement, without the other party's prior written consent (which shall not be unreasonably withheld), except that either party may, with or without the other party's consent, (a) assign this entire Agreement in connection with a merger, reorganization, or sale of all or substantially all of its assets to a third party; (b) assign part or all of this Agreement to one or more of its affiliates; and (c) subcontract portions of its obligations under this Agreement as long as the assigning party remains responsible for such obligations. Any attempted assignment or delegation in contravention of this Section 16.2 shall be void.

16.3 Non-Waiver; Severability. Any delay or failure by either party to exercise any right or remedy under this Agreement shall not constitute a waiver of such right or remedy thereafter or of any other right or remedy. If any provision of this Agreement is determined to be unenforceable, the remaining provisions shall remain in full force and effect.

16.4 Notices. All notices and other communications provided for hereunder shall be in writing and shall be mailed by first-class, registered or certified mail, postage paid, or delivered personally, by overnight delivery service or by facsimile, computer mail or other electronic means, with confirmation of receipt, addressed as follows:

If to Copper Mountain:        Copper Mountain Networks, Inc.
                              3931 Sorrento Valley Boulevard
                              San Diego, California  92121
                              Attn:  John A. Creelman
                              Fax No:  (619) 453-9244

If to Customer:               NorthPoint Communications, Inc.
                              222 Sutter St., Suite 700
                              San Francisco, CA  94108
                              Attn:  Steven Gorosh
                              Fax No:  (415) 403-4004

     Either party may by like notice specify or change an address to which notices and communications shall thereafter be sent. Notices sent by facsimile, computer mail or other

                                      10.

electronic means shall be effective upon confirmation of receipt, notices sent by mail or overnight delivery service shall be effective upon receipt or upon refusal of delivery, and notices given personally shall be effective when delivered or when delivery is refused.

16.5 Publicity. Copper Mountain and Customer agree that neither party shall originate any press release or other public announcement related to this Agreement, written or oral, without the prior written consent of the other party, except as required by law or a court order.

16.6 Nondisclosure. Copper Mountain and Customer agree that either party may disclose the existence of this Agreement, but neither party shall make any disclosure relating to the terms of or performance under this Agreement to any third party (other than their independent public accountants and attorneys) without the prior written consent of the other party, except as required by law or a court order.

16.7 Governing Law and Venue. All matters arising in connection with this Agreement or the enforcement or construction thereof shall be governed by (without regard to conflict-of-laws provisions) and resolved in accordance with the laws of the State of California. Copper Mountain and Customer each hereby irrevocably (a) agrees that any suit, action or other legal proceeding arising from or relating to this Agreement shall be brought in a court of competent jurisdiction in San Diego, California, which court shall have exclusive jurisdiction over any controversy arising from or related to this Agreement; (b) consents to the jurisdiction of such court in any such suit, action or proceeding; and (c) waives any objection it may have to the laying of venue of any such suit, action or proceeding in such court and waives any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Service of process in any suit, action or proceeding may be made in any manner permitted by law.

16.8 Dispute Resolution. If any dispute arises between the parties relating to the interpretation, breach or performance of this Agreement or the grounds for the termination thereof, and the parties cannot resolve the dispute within thirty (30) days of a written request by either party to the other party, the parties agree to hold a meeting, attended by individuals with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute prior to pursuing other available remedies. If, within sixty (60) days after such meeting, the parties have not succeeded in negotiating a resolution of the dispute, such dispute shall be submitted to final and binding arbitration under the then current commercial rules and regulations of the American Arbitration Association (the "AAA") relating to voluntary arbitrations. The arbitration shall be held in San Diego, California. The arbitration shall be conducted by one arbitrator, who is knowledgeable in the subject matter at issue in the dispute and who will be selected by mutual agreement of the parties or, failing such agreement, shall be selected in accordance with AAA rules. Each party shall initially bear its own costs and legal fees associated with such arbitration. The prevailing party in any such arbitration shall be entitled to recover from the other party actual attorneys' fees, costs and expenses incurred by the prevailing party in connection with such arbitration. The decision of the arbitrator shall be final and binding on the parties. The arbitrator shall prepare and deliver to the parties a written, reasoned opinion conferring its decision. Judgment on the award so rendered may be entered in any court having competent jurisdiction thereof. Notwithstanding the foregoing, Copper

                                      11.

Mountain shall have the unequivocal right to obtain timely injunctive from a court of law pursuant to Section 16.9.

16.9 Injunctive Relief. Customer agrees that Customer's unauthorized duplication, distribution or disclosure of any Confidential Information received by Customer will actually and materially damage Copper Mountain and such damages are difficult to calculate. In addition, notwithstanding any of the provisions of this Agreement, Copper Mountain shall have the unequivocal right to obtain timely injunctive relief to protect its intellectual property rights.

16.10 Attorney's Fees. The prevailing party in any litigation between the parties relating to this Agreement shall be entitled to recover its reasonable attorney's fees and court costs, in addition to any other relief it may be awarded, from the other party.

16.11 Construction. The headings of sections and subsections of this Agreement are for convenience only and shall not be construed to affect the meaning of any provision of this Agreement. Any inconsistency between provisions in this Agreement and the exhibits shall be resolved in favor of the main body of this Agreement.

16.12 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original and which together shall constitute one and the same agreement.

16.13 Entire Agreement; Modifications. This Agreement, together with the exhibits attached hereto, constitutes the entire agreement between the parties and supersedes all prior oral or written negotiations and agreements between the parties with respect to the subject matter hereof. No modification, variation or amendment of this Agreement shall be effective unless made in writing and signed by the parties.

                                      12.

     In Witness Whereof, Copper Mountain and Customer have each caused this Agreement to be executed by their duly authorized representatives.

Copper Mountain Networks, Inc.      NorthPoint Communications, Inc.

/s/ John A. Creelman                By: /s/ Richard Morris
--------------------------------       ----------------------------------------
John A. Creelman
Chief Financial Officer             Name: Richard Morris
                                         --------------------------------------

                                    Title: VP Engineering & Program Management
                                          -------------------------------------







                         EQUIPMENT PURCHASE AGREEMENT

                                   EXHIBIT A

                         STANDARD COMMERCIAL PRICE LIST

                           COPPER MOUNTAIN NETWORKS

[Logo appears here]

Product Name and Description                                  Version  Part No      List Price
==============================================================================================
Copper Edge Family
Systems
     Copper Edge 150 System                                      1.0   800-010-10   $    [***]
               Chassis & Fan                                     1.0   810-001-10
               SDSL Module-H (24 Port)                           1.0   820-021-10
               120VAC Power Module                               1.0   810-010-10
               Buffer Control Module                             1.0   810-020-10
               System Control Module/E                           1.0   810-100-10
               Documentation                                     1.0   155-100-10
     Copper Edge 200 Basic System                                2.0   200-010-10   $    [***]
               Chassis & Backplane                               2.0   100-010-10
               DC Power Module                                   2.0   100-510-10
               Buffer Control Module                             2.0   105-010-10
               System Control Module                             2.0   105-110-20
               Alarm Module                                      2.0   100-130-10
               Documentation                                     2.0   155-010-10
     CopperEdge 200 CopperBay System                             2.0   200-020-10   $    [***]
               Chassis & Backplane                               2.0   100-101-10
               DC Power Module                                   2.0   100-510-10
               Buffer Control Module                             2.0   105-010-10
               CopperBay Control Module                          2.0   105-120-10
               Documentation (DC-ROM)                            2.0   155-110-10
               Alarm Module                                      2.0   100-130-10
CE150 Spares (810)
     Chassis & Fan for CE150                                     1.0   810-001-10   $    [***]
     120 VAC Power Module for CE150                              1.0   810-010-10   $    [***]
     Buffer Control Module for CE150                             1.0   810-020-10   $    [***]
     System Control Module/E for CE150-200                       1.0   810-100-10   $    [***]
     Fan Assembly for CE150                                      1.0   810-030-10   $    [***]
CE150 Options (810)
     Mount kit for 23" rack for CE150                            1.0   810-220-10   $    [***]
     SDSL Module-H (24 port)                                     1.0   820-021-10   $    [***]
     CE150 System Software v1.0                                  1.0   811-001-00         --
CE150 Documentation (155)
     CE150 Documentation (Spare Set)                             1.0   155-100-10    $   [***]
CE200 Chassis, Power Supplies (100)
     Chassis & Backplane (+ fan tray & alarm panel) for CE 200   2.0   100-010-10   $    [***]
     Redundant DC Power Module for CE 200                        2.0   100-510-10   $    [***]
     External AC Power Shelf and one Supply                      2.0   100-610-10   $    [***]
     AC Power Supply for external shelf                          2.0   100-611-10   $    [***]
     Alarm Panel for CE200                                       2.0   100-130-10   $    [***]
     Fan Assembly for CE200                                      2.0   100-020-14   $    [***]
CE200 Processor, Buffer (105)
     System Control Module for CE200                             1.0   105-110-10   $    [***]
     System Control Module for CE200-200/32                      2.0   105-110-20   $    [***]

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     CopperBay Control Module for CE200                        1.0   105-120-10   $    [***]
     Buffer Control Module for CE200                           1.0   105-010-10   $    [***]
CE200 Software (111)
     CE200 System Software v1.3                                1.3   111-001-30   $    -
     CE200 System Software v1.4                                1.4   111-001-40   $    -
     CE200 System Software v1.6                                1.6   111-001-60   $    -
     CE200 System Software v2.0                                2.0   111-002-00   $    -
CE200 Line Cards / DSL Modules (120)
     SDSL 30x Module (24 port)                                 1.0   120-021-10   $    [***]
     IDSL Line Module (24 port)                                1.0   120-030-10   $    [***]
CE200 WAN I/O (130)
     V.35 WAN Module (2 port)                                  1.0   130-020-10   $    [***]
     HSSI WAN Module                                           1.0   130-030-10   $    [***]
     DS3 Frame Module                                          1.0   130-035-10   $    [***]
     DS3 ATM Module                                            1.0   130-040-10   $    [***]
CE200 Other Hardware (140)
CopperView Software (112)
     CopperView Element Manager v1.3                           1.3   112-301-13   $    [***]
     CopperView Element Manager v1.4                           1.4   112-301-14   $    [***]
     CopperView Element Manager v1.6                           1.6   112-301-16   $    [***]
     CopperView AMS v2.0 (1-9 nodes)                           2.0   112-400-20   $    [***]
     CopperView AMS v2.0 (10-49 nodes)                         2.0   112-400-20   $    [***]
     CopperView AMS v2.0 (50-149 nodes)                        2.0   112-400-20   $    [***]
     CopperView AMS v2.0 (150-399 nodes)                       2.0   112-400-20   $    [***]
     CopperView AMS v2.0 (400-999 nodes)                       2.0   112-400-20   $    [***]
     CopperView AMS v2.0 (1000-2499 nodes)                     2.0   112-400-20   $    [***]
     CV AMS node upgrade (1-9 to 10-49)                        2.0   112-401-20   $    [***]
     CV AMS node upgrade (10-49 to 50-149)                     2.0   112-401-20   $    [***]
     CV AMS node upgrade (50-149 to 150-399)                   2.0   112-401-20   $    [***]
     CV AMS node upgrade (150-399 to 400-999)                  2.0   112-401-20   $    [***]
     CV AMS node upgrade (400-999 to 1000-2499)                2.0   112-401-20   $    [***]
Customer Service (150)
Documentation (155)
     CE200 Documentation Set                                   1.0   155-010-10   $    [***]
     CopperView EMS documentation (hardcopy)                   2.0   155-020-20   $    [***]
     DSL Troubleshooting Guide                                 1.0   155-030-10   $    [***]
Cables
     DC Power Cable (10 feet)                                  1.0   160-010-10   $    [***]
     DSL Connector Cable (25 feet)                             1.0   160-015-05   $    [***]
     DSL Connector Cable (10 feet)                             1.0   160-015-10   $    [***]
     DSL Connector Cable (6 feet)                              1.0   160-015-15   $    [***]
     DSL Connector Cable (3 feet)                              1.0   160-015-20   $    [***]
     Ethernet Cable (10 feet)                                  1.0   160-020-10   $    [***]
     RS232 Craft Interface Cable (6 feet)                      1.0   160-021-10   $    [***]
     V.35 Cable (25 feet)                                      1.0   160-030-10   $    [***]
     HSSI Cable (25 feet)                                      1.0   160-035-10   $    [***]
Other (170)
     CE200 Mount kit for 23" rack                              1.0   170-010-10   $    [***]
CopperRocket Family
     CopperRocket 201 SDSL                                     1.0   700-030-30   $    [***]
     CopperRocket 201 SDSL (RJ11-RJ45)                         1.0   700-030-31   $    [***]
     CopperRocket 201 IDSL                                     1.0   700-050-10   $    [***]


Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     CopperRocket 201 IDSL (RJ11-RJ45)                         1.0   700-050-11   $    [***]
     CopperRocket 201 SDSL CCA Board                           1.0   700-930-30   $    [***]
     CopperRocket 201 IDSL CCA Board                           1.0   700-950-10   $    [***]

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                                   EXHIBIT B

                      MINIMUM VOLUME COMMITMENT; DISCOUNT


MINIMUM VOLUME COMMITMENT
     Calendar Quarter               Minimum Volume Commitment
     ----------------               -------------------------

       Q2 - 1999                              [***]
       Q3 - 1999                              [***]
       Q4 - 1999                              [***]
       Q1 - 2000                              [***]

Customer hereby agrees to purchase and take delivery of the Minimum Volume Commitment from Copper Mountain in the amounts set forth above for each quarter set forth above.

DISCOUNT; PRODUCT MILESTONE SPECIFICATIONS

In exchange for the purchase and receipt of the Minimum Volume Commitment by Customer, Copper Mountain (a) hereby grants to Customer a discount to the Purchase Price of [***] on any Equipment purchased by Customer during the Term, and (b) hereby agrees to fulfill the Equipment release dates and deliverables set forth in the Product Milestone Specifications.

Most Favored Customer

If, during the Term, Copper Mountain executes an agreement with a third party under which [***] of the Network Equipment are subsequently sold to such third party at a price [***] of the price paid by Customer for such Network Equipment under this Agreement (net of discounts set forth above), then Copper Mountain shall provide to Customer an opportunity to purchase an equivalent number of units of Network Equipment under the same terms and conditions offered to such third party.


Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                                   EXHIBIT C

                       PRODUCT MILESTONE SPECIFICATIONS

1.  DS3 ATM WAN Interface Module Improvements

General Availability Date:  [***]
The existing Copper Mountain DS3 ATM WAN module shall include the following feature improvements:
 .  Performance shall be increased to at least [***] cells per second.
 .  The [***] support shall be extended.
 .  The [***] disable shall be supported.

2.  G.Lite Line Card for CE200

General Availability Date:  [***]
 .  The Copper Mountain G.Lite line card shall have [***] ports and conform to the G.Lite standard.
 .  Copper Mountain shall interoperate with mutually agreed upon third party
   G.Lite CPE vendors.
 .  Copper Mountain [***].

3. CopperBay Chassis Aggregation with Support of multiple CE200's

General Availability Date:  [***]
 . The ability to aggregate [***] CE200 chassis shall be supported. This will allow a single WAN trunk to be used to aggregate [***] CE200 chassis. The addition of CopperBay equipment and correct software version shall be required to support this enhancement. The CopperBay AMS shall provide a single management interface to manage the multi-shelf complex.

4.  Packet Based Voice Product with CPE and CE200 Support

General Availability Date:  [***]

 .  [***].

 .  [***].


Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

 . Copper Mountain shall perform testing with one or two third party derived voice equipment suppliers to verify the operation of the [***] based voice.

5.  [***]

General Availability Date:  [***]
 .  Copper Mountain shall produce a SDSL DSU capable [***].

6.  EMS API to Third Party Management System

Product Requirements Specification Date:  [***]
 . Copper Mountain shall work with Customer (and any third party providers designated by Customer and mutually agreeable to Copper Mountain) to generate a Product Requirements Specification (the "Specification") no later than [***]. Both parties agree to amend the Agreement within thirty (30) days following the completion of the Specification. Such amendment shall incorporate all aspects of product or software functionality and their related timetable as set forth in the Specification.


Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                                   EXHIBIT D

                         SUBSCRIBER EQUIPMENT WARRANTY

1.  Limited Warranty

     During the applicable Warranty Period for Subscriber Equipment, Copper Mountain warrants to Customer that the Subscriber Equipment (excluding Pre-Production Units) shall be free from material defects in material and workmanship. This warranty is not transferable to any third party, including, but not limited to, any subsequent purchaser, owner, lessee or licensee of Subscriber Equipment.

2.  Warranty Claims

     All Subscriber Equipment returned under warranty must be returned to a Copper Mountain authorized repair facility (an "Authorized Service Center").

3.  Exclusive Remedy

     If Customer returns Defective Subscriber Equipment to an Authorized Service Center within the applicable Warranty Period and Copper Mountain reasonably determines that such Subscriber Equipment is in fact Defective, Copper Mountain shall, as Customer's sole and exclusive remedy for breach of warranty and at Copper Mountain's option, either (a) repair the Defective Subscriber Equipment,
(b) replace the Defective Subscriber Equipment with a new or a rebuilt unit, which may contain refurbished parts of similar quality and functionality, or (c) if Copper Mountain determines that it is unable to repair or replace the Defective Subscriber Equipment, refund the purchase price for the Defective Subscriber Equipment. After the applicable Warranty Period, Customer must pay all shipping, parts and labor charges. Copper Mountain's warranty service does not include customer instruction or the cost of installation, removal or reinstallation of Subscriber Equipment.

4.  Exclusions

     The warranty set forth above does not apply to: (a) Subscriber Equipment that has been installed, repaired, maintained or modified other than in compliance with the documentation furnished to Customer; (b) Subscriber Equipment that has been subjected to misuse (including use in conjunction with electrically or mechanically incompatible hardware), abuse, accident, physical damage, abnormal operation, improper handling, neglect, exposure to fire, water or excessive moisture or dampness or extreme changes in climate or temperature;
(c) cosmetic damage; (d) Subscriber Equipment on which warranty stickers or serial numbers have been removed, altered, or rendered illegible; (e) damage as a result of fire, flood, acts of God or other acts which are not the fault of Copper Mountain and which the Subscriber Equipment is not specified to tolerate, including damage caused by mishandling, shipping and blown fuses; or (f) any Subscriber Equipment that has been opened, repaired, modified or altered by anyone other than Copper Mountain or a Copper Mountain Authorized Service Center.

                                   EXHIBIT E

                        MUTUAL NON-DISCLOSURE AGREEMENT

                         MUTUAL NONDISCLOSURE AGREEMENT

          THIS AGREEMENT is made as of August 29, 1997 between NORTHPOINT COMMUNICATIONS, INC., a Delaware corporation (the Company and COPPER MOUNTAIN
                                                  -------
NETWORKS ("Third Party").

          1. PURPOSE. The Company and Third Party wish to explore a
             -------
business possibility in connection with which each may disclose its Confidential Information to the other (the "Relationship").
                               ------------

          2. DEFINITION OF CONFIDENTIAL INFORMATION. "Confidential Information"
             --------------------------------------   ------------------------
means any information, technical data, or know-how, including, but not limited to, that which relates to research, product plans, products, services, customers, markets, software, developments, inventions, processes, designs, drawings, engineering, hardware configuration information, marketing or finances of the disclosing party, which Confidential Information is designated in writing to be confidential or proprietary, or if given orally, is confirmed promptly in writing as having been disclosed as confidential or proprietary. Confidential Information does not include information, technical data or know-how which (i) is in the possession of the receiving party at the time of disclosure as shown by the receiving party's files and records immediately prior to the time of disclosure; or (ii) prior to or after the time of disclosure becomes part of the public knowledge or literature, not as a result of any improper inaction or action of the receiving party, or (iii) is approved by the disclosing party, in writing, for release.

          3. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. Each party agrees not
             ------------------------------------------
to use any Confidential Information disclosed to it by the other party for its own use or for any purpose except to carry out discussions concerning, and the undertaking of, the Relationship. Neither party will disclose any Confidential Information of the other party to third parties or to employees of the party receiving Confidential Information, except employees who are required to have the information in order to carry out the discussions regarding the Relationship. Each party will have or has had employees to whom Confidential Information of the other party is disclosed or who have access to Confidential Information of the disclosing party sign a nondisclosure or similar agreement in content substantially similar to this Agreement. Each party agrees that it will take all reasonable measures to protect the secrecy of and avoid disclosure or use of Confidential Information of the other party in order to prevent it from falling into the public domain or the possession of persons other than those persons authorized under this Agreement to have any such information. Such measures shall include the highest degree of care that the receiving party utilizes to protect its own Confidential Information of a similar nature. Each party agrees to notify the other in writing of any misuse or misappropriation of Confidential Information of the disclosing party which may come to the receiving party's attention.

          4. RETURN OF MATERIALS. Any materials or documents which have been
             -------------------
furnished by one party to the other in connection with the Relationship will be promptly returned by the receiving party, accompanied by all copies of such
                                                         ---
documentation, within ten (10) days after (i) the Relationship has been terminated or (ii) the written request of the disclosing party.

           5. PATENT OR COPYRIGHT INFRINGEMENT. Nothing in this Agreement is
              --------------------------------
intended to grant any rights under any patent or copyright of either party, nor shall this Agreement grant either party any rights in or to the other party's Confidential Information, except the limited right to review such Confidential Information in connection with the proposed Relationship between the parties.

           6. TERM. The foregoing commitments of each party shall survive any
              ----
termination of the Relationship between the parties, and shall continue for a period terminating on the later to occur of (i) five (5) years following the date of this Agreement or (ii) three (3) years from the date on which Confidential Information is disclosed under this Agreement.

           7. MISCELLANEOUS. This Agreement shall be binding upon and for the
              -------------
benefit of the undersigned parties, their successors and assigns, provided that Confidential Information of the disclosing party may not be assigned without the prior written consent of the disclosing party. Failure to enforce any provision of this Agreement by a party shall not constitute a waiver of any term hereof by such party.

           8. GOVERNING LAW. This Agreement shall be governed by and construed
              -------------
and enforced in accordance with the internal laws of the State of California, and shall be binding upon the parties to this Agreement in the United States and worldwide.

           9. REMEDIES. Each party agrees that its obligations provided in this
              --------
Agreement are necessary and reasonable in order to protect the disclosing party and its business, and each party expressly agrees that monetary damages would be inadequate to compensate the disclosing party for any breach by the receiving party of its covenants and agreements set forth in this Agreement. Accordingly, each party agrees and acknowledges that any such violation or threatened violation will cause irreparable injury to the disclosing party and that, in addition to any other remedies that may be available, in law, in equity or otherwise, the disclosing party shall be entitled to obtain injunctive relief against the threatened breach of this Agreement or the continuation of any such breach by the receiving party, without the necessity of proving actual damages.


                                                 NORTHPOINT COMMUNICATIONS, INC.

                                                 By:    Michael  Malaga
                                                     ---------------------------

                                                 Title: Chief Executive Officer
                                                        ------------------------


                                                 By: /s/ Michael Kelly
                                                    ----------------------------

                                                 Title: VP Sales
                                                        ------------------------